UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2008

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2008, the Compensation Committee of the Board of Directors of Allscripts-Misys Healthcare Solutions, Inc. (“Allscripts”) adopted the form of restricted stock unit award agreement attached as Exhibit 10.1 to this report (the “Award Agreement”), which is incorporated by reference herein. The Award Agreement provides for vesting in 25% increments on each anniversary of the grant date (with 100% of the restricted stock units being vested on the fourth anniversary of the grant date) and for full vesting in the event of a Change of Control (as defined in the Award Agreement). The restricted stock units subject to the Award Agreement will be settled in shares of common stock of Allscripts.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

The following exhibit is filed herewith:

Exhibit No.
Exhibit 10.1	Form of Restricted Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

Date: October 23, 2008	By:	/s/ Brian Vandenberg
Brian Vandenberg
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.
Exhibit 10.1	Form of Restricted Stock Unit Award Agreement